THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF JUNE 28, 2013 (THE “SUBORDINATION AGREEMENT”), AMONG LKL INVESTMENTS, LLC, ALOSTAR BANK OF COMMERCE, LAKELAND INDUSTRIES, INC. (“LAKELAND US”), AND LAKELAND PROTECTIVE WEAR INC. (“LAKELAND CANADA”, TOGETHER WITH LAKELAND US, COLLECTIVELY, THE “BORROWERS”) TO THE INDEBTEDNESS OWED BY THE BORROWERS PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED AS OF JUNE 28, 2013, AMONG ALOSTAR BANK OF COMMERCE AND THE BORROWERS; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

TERM NOTE

U.S. $3,500,000	June 28, 2013
New York, New York

FOR VALUE RECEIVED, the undersigned, LAKELAND INDUSTRIES, INC., a Delaware corporation (“Lakeland US”), and LAKELAND PROTECTIVE WEAR INC., a Canadian corporation (“Lakeland Canada”; Lakeland US and Lakeland Canada are sometimes referred to herein individually as a “Borrower” and collectively as “Borrowers”), hereby jointly and severally promise to pay to the order of LKL INVESTMENTS, LLC (herein, together with any subsequent holder hereof, called “Lender”), the principal sum of THREE MILLION, FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000) on the date on which such outstanding principal amounts become due and payable pursuant to Section 2.2(a)(i) of the Term Loan Agreement (as defined below), in strict accordance with the terms thereof. Borrowers, jointly and severally, likewise unconditionally promise to pay to Lender interest from and after the date hereof on the outstanding principal amount hereof at such interest rates, payable at such times and computed in such manner as are specified in Sections 2.2(a)(ii) and 2.3 of the Term Loan Agreement and in strict accordance with the terms thereof.

This Term Note (this “Note”) is issued pursuant to, and is the “Term Note” referred to in, the Term Loan and Security Agreement dated as of June 28, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Borrowers and Lender, and Lender is and shall be entitled to all benefits thereof and of all other Term Loan Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Term Loan Agreement.

The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Maturity Date. All payments of principal and interest shall be made in Dollars and in immediately available funds as specified in the Term Loan Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Term Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 2.3 of the Term Loan Agreement. If this Note is collected by or through an attorney at law, then Borrowers, jointly and severally, shall be obligated to pay, in addition to the principal balance of and accrued interest on this Note, all costs of collection, including, without limitation, reasonable attorneys’ fees and court costs.

The principal amount of this Note, and all accrued and unpaid interest thereon, shall be deemed evidenced by this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Term Loan Agreement.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of credit hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Lender, such excess sum shall be, at Borrowers’ option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under applicable law.

Time is of the essence of this Note. To the fullest extent permitted by applicable law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing such Borrower’s liability hereunder, Lender may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Lender and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of New York. This Note is executed and delivered in, and the amount of the loan evidenced by this Note is advanced in, the State of New York.

To the fullest extent permitted by applicable law, each Borrower and, by its acceptance hereof, Lender, each hereby waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of, related to or based in any way upon this Note or any of the matters contemplated hereby.

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IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer on the date first above written.

BORROWERS:

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	President and Chief Executive Officer

LAKELAND PROTECTIVE WEAR INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	Assistant Secretary

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